UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2003

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111

(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Press Release issued April 16, 2003

Item 5. Other Events and Required FD Disclosure.

On April 16, 2003, H&R Block, Inc. (the “Company”) issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In another matter previously disclosed by the Company on Forms 8-K and 10-Q, the Circuit Court of Cook County, Illinois, on April 15, 2003 denied H&R Block Tax Services, Inc.’s motion to decertify the class in the action Belinda Peterson, et al. v. H&R Block Tax Services, Inc., Case No. 95 CH2389. The case remains scheduled for trial on May 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC

Date: April 16, 2003	By:	/s/ James H. Ingraham

James H. Ingraham
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1 Press Release issued April 16, 2003.